UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2014

Sooner Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34490	73-1565725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5416 South Yale Avenue, Suite 400

Tulsa, Oklahoma 74135

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (918)-592-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Between October 6, 2014 and October 8, 2014 Sooner Holdings, Inc. (the “Company”) sold 200,000 shares of common stock (the “Shares”) of Renewable Energy Group, Inc. (“REGI”) pursuant to the terms of that certain Plan of Liquidation and Dissolution adopted by the Company’s board of directors on December 17, 2013 and approved by its stockholders on June 3, 2014 (the “Plan”). The sale resulted in net proceeds to the Company of $2,001,685.66. Cash from the sale will be held by the Company to satisfy its liabilities and obligations.

The Company was issued an aggregate of 3,493,613 shares of REGI common stock in consideration of the sale of substantially all of the Company’s assets pursuant to the terms of that certain Asset Purchase Agreement, dated as of December 17, 2013, by and among the Company, REGI, and REG Synthetic Fuels, LLC (“Asset Sale”). The Company has previously distributed an aggregate of 3,133,028 shares of REGI common stock to the Company’s shareholders, and continues to hold 160,585 shares of REGI common stock (the “Retained Shares”).

Subject to the terms and conditions of the Plan, the Company intends to make subsequent distributions of Retained Shares. The timing and amount of any such subsequent distributions remains uncertain and will depend on the Company’s ability to satisfy its liabilities and obligations, including, without limitation, liabilities that may arise in connection with the on-going shareholder litigation related to the Asset Sale. Notwithstanding anything contained herein to the contrary, any determination regarding the timing and amount of any subsequent distributions will be made by the Company’s board of directors in its sole discretion, and there can be no assurance that any such subsequent distributions will be made promptly or at all.

This Current Report on Form 8-K contains forward-looking statements within the meaning of Private Securities Litigation Reform Act of 1995, as amended, that involve risks and uncertainties. These forward-looking statements include any statements regarding the Company’s operational plans. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. The Company does not intend, and undertakes no duty, to update this information to reflect future events or circumstances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 9, 2014

SOONER HOLDINGS, INC.

By:	/s/ Karen L. Power
Karen L. Power
Chief Executive Officer